Exhibit 10.1

NOBEL LEARNING COMMUNITIES, INC.

OMNIBUS INCENTIVE EQUITY COMPENSATION PLAN

(AMENDED AND RESTATED AS OF JANUARY 1, 2008)

1. Purpose. The Nobel Learning Communities, Inc. Omnibus Incentive Equity Compensation Plan is intended as an additional incentive to Non-Employee Directors and eligible Employees of Nobel Learning Communities, Inc., and its Affiliates to enter into or remain in the service or employ of the Company or any Affiliate and to devote themselves to the Company’s success. Under the Plan, the Company will, among other things, provide such persons with opportunities to acquire or increase their proprietary interests in the Company.

This Plan was effective as of the Original Effective Date. Effective as of January 1, 2008, this Plan was amended and restated to reflect the provisions of Section 409A of the Code and the final regulations thereunder.

2. Definitions. Capitalized terms not otherwise defined in the Plan shall have the following meanings:

“Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time.

“Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

“Award” means a grant of one or more Award Items in accordance with the provisions of the Plan.

“Award Document” means the written document, in such form as approved from time to time by the Grantor, which shall be given to a Recipient and shall set forth the terms and conditions of the Award Item(s) granted to the Recipient under the Plan.

“Award Item” means, individually and collectively, as the context requires, the items awarded to any Recipient in accordance with the provisions of the Plan in the form of Options, Stock Awards, SARs, PSUs, or any combination of the foregoing.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Recipient, unless otherwise defined in the Recipient’s employment agreement, service agreement or signed offer letter:

(a) the Recipient’s habitual intoxication or drug addiction;

(b) the Recipient’s violation of the Company’s written policies, procedures or codes including, without limitation, those with respect to harassment (sexual or otherwise) and ethics;

(c) the Recipient’s refusal or failure by the Recipient to perform such duties as may reasonably be delegated or assigned to him, consistent with his position, by the CEO (or, in the case of the CEO, by the Board);

(d) the Recipient’s willful refusal or willful failure to comply with any requirement of the Securities and Exchange Commission or any securities exchange or self-regulatory organization then applicable to the Company;

(e) the Recipient’s willful or wanton misconduct in connection with the performance of his or her duties including, without limitation, breach of fiduciary duties;

(f) the Recipient’s breach (whether due to inattention, neglect, or knowing conduct) of any of the material provisions of his or her employment or service agreement, if any;

(g) the Recipient’s conviction of, guilty, no contest or nolo contendere plea to, or admission or confession to any felony or any act of fraud, misappropriation, embezzlement or any misdemeanor involving moral turpitude;

(h) the Recipient’s dishonesty detrimental to the best interest of the Company;

(i) the Recipient’s involvement in any matter which, in the opinion of the CEO (or, in the case of the CEO, the Board), is reasonably likely to cause material prejudice or embarrassment to the Company’s business; or

(j) solely in the case of a Non-Employee Director, any other action by the Recipient which the Board determines constitutes “cause;”

provided, that, in the case of clauses (c), (e) or (f) of this definition, there shall not be Cause unless the Company has first given the Recipient written notice specifying in reasonable detail the circumstances that the Company believes give rise to Cause for termination and the Recipient has failed to remedy the same to the reasonable satisfaction of the CEO (or, in the case of the CEO, the Board) within fifteen (15) days after the date of such notice, or unless the condition or event is not subject to cure, or a substantially similar condition or event has been the subject of a prior notice by the Company within the twelve (12) months preceding such notice.

“CEO” means the Chief Executive Officer of the Company, who is also a member of the Board. If the CEO is not a member of the Board, the term “CEO” means the Committee, unless the context otherwise requires.

“Change of Control” means (a) any “person” becomes the “beneficial owner” (as such terms are defined in the Act) of shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) there occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, or sale of assets, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common stock, par value $0.001, of the Company, authorized for issuance by the Company.

“Company” means Nobel Learning Communities, Inc., a Delaware corporation, including any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

“Covered Individual” means each Employee and each Non-Employee Director.

“Date of Grant” means, with respect to an Award Item, the date as of which such Award Item is granted.

“Disability” shall have the meaning ascribed thereto in the Recipient’s employment agreement, service agreement or signed offer letter, and in the absence of such definition, means that the Recipient cannot substantially perform his or her “essential duties” (which shall include any travel requirements) with or without reasonable accommodation and either (a) such situation persists for a period of 180 days in any 365 day period, or (b) in the opinion of a licensed physician, the Recipient is so disabled or incapacitated that he or she is unlikely to be able substantially to perform his or her “essential duties” with or without reasonable accommodation within 180 days.

“Employee” means an individual classified by the Company or one of its Affiliates as a common law employee of the Company or an Affiliate, including officers or Directors who are also employees.

“Fair Market Value” of a Share means, as of a particular date:

(a) if Shares are not listed on a stock exchange or quoted on the Nasdaq National Market on such date, the value for such date as shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B) as the Committee deems appropriate; and

(b) if Shares are listed on a stock exchange or trades of Shares are quoted on the Nasdaq National Market as of such date, the average of the highest and lowest quoted selling price as determined and reported by the principal exchange on which Shares are listed or, if not so listed, the market on which Shares are quoted, on the last regular trading day prior to such date.

“Family Member” means, with respect to a Recipient, one or more of the Recipient’s spouse, children or grandchildren, or a trust established solely for the benefit of or a partnership whose partners are, one or more of the Recipient’s spouse, children and/or grandchildren.

“Grantor” means, with respect to an Award, the Committee or the CEO, as the case may be, that grants the Award.

“ISO” means an Option granted under the Plan, designated by the Grantor in the Award Document as an “incentive stock option” that is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code, provided, however, to the extent an Option designated by the Grantor in the Award Document as an “incentive stock option” fails to satisfy the requirements for an “incentive stock option” under section 422 of the Code for any reason, such Option shall be treated as a Nonqualified Option.

“Non-Employee Director” means, as of a particular date, a member of the Board who is not an Employee as of such date.

“Nonqualified Option” means an Option granted under the Plan that is not designated by the Grantor in the Award Document as an ISO, or an Option granted under the Plan that is designated by the Grantor in the Award Document as an ISO to the extent such Option fails to satisfy the requirements for an “incentive stock option” under Section 422 of the Code for any reason.

“Nonreporting Person” means a Recipient who is not a Reporting Person.

“Option” means a right to purchase Shares.

“Option Price” means the price at which one Option Share may be purchased under the terms of an Option.

“Option Shares” means the Shares that may be purchased by a Recipient upon exercise of an Option.

“Original Effective Date” means the date on which the stockholders of the Company originally approved the Plan. The Plan was amended and restated effective as of January 1, 2008 to reflect the provisions of Code section 409A and the final regulations thereunder.

“Plan” means the Nobel Learning Communities, Inc. Omnibus Incentive Equity Compensation Plan, as set forth herein, as amended from time to time.

“PSU” means a phantom stock unit granted under the Plan which gives the Recipient the right to receive the Value of such PSU, to be paid in cash.

“Recipient” means a Covered Individual to whom an Award Item is granted under the Plan.

“Reporting Person” means a Recipient who is subject to Section 16 of the Act with respect to the Company.

“Retirement” means, with respect to a Recipient who is an Employee, the Recipient’s attainment of age 55 or more with at least ten (10) years of continuous service with the Company and its Affiliates.

“Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Act.

“SAR” means a stock appreciation right granted under the Plan which gives the Recipient the right, without payment to the Company, to receive the Value of such SAR, to be paid in cash.

“Share” or “Shares” means a share or shares of Common Stock.

“Stock Award” means the award of Shares granted to a Recipient under the Plan.

“Stock Award Shares” means Shares that are issued pursuant to a Stock Award.

“Termination of Employment” means termination of an Employee’s employment with the Company and all Affiliates as determined in accordance with the Company’s (or Affiliate’s) standard personnel practices or, if the Recipient is a party to an employment or severance agreement with the Company or an Affiliate, the date of termination of employment as determined under such agreement; provided however, that such termination constitutes a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1(h).

“Ten-Percent Stockholder” means a person who, on the Date of Grant, owns either directly or within the meaning of the attribution rules contained in section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

“Top-Tier Group” means the group of the Company’s senior executives and any other officer or executive designated by the Committee in its sole discretion, initially consisting of the CEO, Chief Financial Officer, Chief Operating Officer, Vice - President - Education, Vice - President and General Counsel, and Vice - President - Human Resources.

“Transferee” means a person to whom an Award has been transferred under the terms of the Plan.

“Value” means:

(a) with respect to a PSU, the product of (i) the Fair Market Value of a Share on the date of exercise of such PSU, and (ii) the number of Shares represented by the PSU; and

(b) with respect to an SAR, the product of (i) the excess of (I) the Fair Market Value of a Share on the date of exercise of such SAR over (II) the Fair Market Value of a Share on the Date of Grant; and (ii) the number of Shares represented by the SAR.

3. Rights to Be Granted. The following rights may be granted under the Plan:

(a) ISOs, which give the Recipient the right for a specified time period to purchase a specified number of Shares for a price determined by the Grantor and set forth in the Award Document, which price shall not be less than the Fair Market Value of such Shares on the Date of Grant.

(b) Nonqualified Options, which give the Recipient the right for a specified time period to purchase a specified number of Shares for a price determined by the Grantor and set forth in the Award Document, which price shall not be less than the Fair Market Value of such Shares on the Date of Grant.

(c) PSUs, which give the Recipient the right, without payment to the Company, to receive the Value of the PSUs in cash.

(d) SARs, which give the Recipient the right, without payment to the Company, to receive the Value of the SARs in cash.

(e) Stock Awards, which give the Recipient the right, without payment to the Company, to receive Stock Award Shares immediately or at some future date.

4. Shares Subject to Plan. Subject to adjustment as provided in Section 11, the aggregate number of Shares authorized for issuance as or subject to Awards under the Plan is 1,395,000. The Shares issued under the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised, in whole or in part, or is not earned in full may again be made subject to an Award under the Plan. If an Option, PSU, SAR or Stock Award terminates, expires or is forfeited without having been exercised in full or is reacquired by the Company pursuant to rights reserved in the Award Document, such Award Item shall not be considered to have been granted or issued for purposes of this Section 4.

The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Covered Individual shall not exceed 150,000. The aggregate number of SARs granted under this Plan during any calendar year to any one Covered Individual shall not exceed 150,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations in this paragraph shall be subject to adjustment under Section 11, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under section 162(m) of the Code. The aggregate number of Shares issued pursuant to ISOs shall not exceed 1,395,000, which limitation shall be subject to adjustment under Section 11 only to the extent such adjustment is consistent with adjustments permitted of a plan authorizing incentive stock Options under section 422 of the Code and only to the extent that such adjustment will not affect the status of any ISO intended to qualify as “performance-based compensation” under section 162(m) of the Code.

5. Administration. The Plan shall generally be administered by the Committee. The Committee has ultimate authority to grant all Awards under the Plan to any Covered Individual. The Committee shall retain responsibility to (a) grant Awards to any Covered Individual in the Top-Tier Group, and to any other Covered Individual who is an Employee and a Reporting Person and (b) establish the maximum aggregate amount of particular Award Items to be granted to Covered Individuals who are Employees as a group. The CEO, as the delegate of the Committee, may recommend to the Committee the grant of Awards to members of the Top-Tier Group and Employees who are Reporting Persons for consideration by the Committee and may grant awards to Covered Individuals who are Employees and who are not Reporting Persons. In making awards, the CEO is acting as a delegate of the Committee and is at all times accountable to the Committee and authorized to act only in accordance with the provisions of the Plan and the guidelines and direction provided by the Committee from time to time.

Subject to the foregoing, the Grantor shall from time to time at its discretion grant Award Items pursuant to the terms of the Plan and shall have plenary authority to determine the Employees to whom and the times at which Award Items shall be granted, the number of Award Items to be covered by each Award Document and the price and other terms and conditions (which need not be identical for all Recipients) thereof, including a specification with respect to whether an Option is intended to be an ISO, all subject to the express provisions of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Award Item granted under it shall be final, binding and conclusive.

No member of the Board or the Committee nor the CEO shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award Item granted under it. No member of the Board or the Committee nor the CEO shall be liable for any act or omission of any other person or for any act or omission on his or her own part, including but not limited to the exercise of any power and discretion given to him or her under the Plan, except those resulting from (a) any breach of such person’s duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) acts or omissions that would result in liability under Delaware corporate law, and (d) any transaction from which the person derived an improper personal benefit.

Each member of the Board and the Committee and the CEO shall be entitled to indemnification by the Company as provided in the Bylaws of the Company with respect to the administration of the Plan and the granting of Award Items under it.

6. Eligibility. Covered Individuals who are Non-Employee Directors shall receive Options under Section 8. Covered Individuals who are Employees shall be eligible to receive Stock Awards, PSUs, SARs and/or Options under Section 9. The Grantor, in its sole discretion, shall determine whether an individual is an Employee.

7. Award Documents. Each Award Item shall be evidenced by an Award Document. Subject to Sections 8 or 9, as the case may be, the terms of each such Award

Document shall be determined by the Grantor, in its sole discretion. The terms, conditions and restrictions with respect to any Award, Recipient or Award Document need not be identical with the terms, conditions and restrictions with respect to any other Award, Recipient or Award Document.

8. Grants to Non-Employee Directors.

(a) Each Non-Employee Director who is a member of the Board as of the Original Effective Date shall be granted a Nonqualified Option for 10,000 Shares as of the Original Effective Date.

(b) Each Non-Employee Director who is not a Non-Employee Director as of the Original Effective Date shall be granted a Nonqualified Option for 10,000 Shares, on the date on which he or she first becomes a member of the Board.

(c) Each Non-Employee Director (including those whose service as a Non-Employee Director commences as of a date subsequent to the Original Effective Date) shall be granted a Nonqualified Option for 5,000 Shares on the date of each of the Company’s annual meetings of stockholders; provided, that a Non-Employee Director who ceases to be a member of the Board as of such date shall not receive such Option, and provided further, that, in the case of any Non-Employee Director who was not a Non-Employee Director as of the first day of the fiscal year in which such meeting occurs, such amount shall be multiplied by a fraction, the numerator of which is the number of months remaining in the fiscal year in which he or she becomes a member of the Board, and the denominator of which is 12.

(d) Any Option granted to a Non-Employee Director shall be consistent with the following:

(i) Vesting and Forfeiture. Options granted under Section 8(a) shall be fully vested as of the Date of Grant. Options granted under Section 8(b) and Section 8(c) shall become vested on the earlier of a Change of Control or the last day of the fiscal year that includes the Date of Grant. In the event that the Recipient ceases to be a Non-Employee Director without becoming an Employee, any Option that has not yet become vested shall be forfeited.

(ii) Purchase Price. The Option Price shall be 100% of the Fair Market Value of a Share on the Date of Grant. Other than in connection with an event described in Section 11, the Option Price may not be reduced without stockholder approval.

(iii) Restrictions on Transferability. The Option may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent or distribution, except that a Recipient may irrevocably elect to transfer any Option, or portion thereof, to a Family Member.

Once transferred, an Option, or portion thereof, may not again be transferred except by will or by the laws of descent and distribution and shall remain subject to the same terms and conditions of the Option in effect before the transfer and the Transferee must comply with all other provisions of the Option. A Recipient may not receive consideration for such transfer. A transferred Option, or such transfer portion thereof, shall be forfeited unless the Committee and the Secretary of the Company receive written notice from the Recipient, within thirty (30) days after such transfer, in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Option, or portion thereof, has occurred and the notice identifies the Option, or portion thereof, transferred, the identity and address of the Transferee, and the Transferee’s relationship to the Recipient.

(iv) Payment of Option Price. An Option, or any portion thereof, shall be exercised by written notice to the Secretary of the Company upon such terms and conditions, if any, as the Award Document may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment shall consist of one or a combination of (1) cash, (2) certified check payable to the order of the Company, (3) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board and/or (4) reduction in the number of Shares issuable upon such exercise, based, in the case of clause (4), on the Fair Market Value of the Common Stock as of the date of exercise.

(v) Issuance of Certificate Upon Exercise of Options. As soon as practicable following the exercise of and payment for an Option, or portion thereof, the Company shall issue to the Recipient or the Transferee, as the case may be, a certificate for the number of whole Shares to which the Recipient or the Transferee is entitled under the Award Document. Any fractional Share to which the Recipient would otherwise be entitled (and the amount representing such fractional Share) shall be forfeited.

(vi) Periods of Exercise of Options. An Option shall be exercisable in whole or in part immediately upon becoming vested until one year after the Recipient ceases to be a Non-Employee Director, unless the Recipient is then an Employee, in which case the Option shall remain exercisable as provided under Section 9(h).

(vii) Date of Exercise. The date of exercise of an Option, or portion thereof, shall be the date on which written notice of exercise, addressed to the Company at its main office to the attention of its Secretary, is received, via hand delivery, facsimile (during normal business hours), overnight courier or first class mail, postage prepaid, together with payment in full of the purchase price in accordance with the terms of the Plan and the Award Document. The Company shall not be obligated to deliver any certificates for Shares pursuant to the exercise of an Option, or portion thereof, until the Recipient or the Transferee, as the case may be, shall have made payment in full of the Option Price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must specify the Option, or portion thereof, being exercised and shall satisfy applicable securities law requirements.

(e) Non-Employee Directors shall not be granted any Awards under the Plan, other than the Awards described in Sections 8(a), 8(b) and 8(c).

(f) Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the Option Price and/or tax withholding obligation under any other stock option.

(g) The Committee shall have the right to amend the Award Documents issued to Recipients. Such amendment and the Award Document as amended shall be consistent with this Section 8 and shall be subject to the Recipient’s consent if such amendment is not favorable to the Recipient.

9. Grants to Employees. Unless otherwise provided in the Award Document, as it may be amended pursuant to Section 9(q), Awards granted to Employees shall be subject to the following terms and conditions:

(a) Time of Grant. All Award Items shall be granted within 10 years from the Original Effective Date.

(b) Vesting and Forfeiture. Each Award Item shall become vested over time, with one-third of each Award vesting on each anniversary of the Date of Grant or, if earlier, fully vesting upon a Change of Control. In the event that the Recipient ceases to be an Employee, any Award Items that have not yet become vested shall, subject to Section 9(l) in the case of a PSU or Stock Award, be forfeited; provided, however, that in the case of a Recipient who is terminated by the Company other than for Cause,

(i) in the case of an Award consisting of an ISO, a Nonqualified Option or an SAR, the Grantor may, by written consent in its sole discretion, permit some or all of the Recipient’s ISO, Nonqualified Option or SAR that have not become vested to continue to vest (in accordance with the Award’s vesting schedule without regard to the Recipient’s Termination of Employment) as if the Recipient had remained an Employee; and

(ii) in the case of an Award consisting of a PSU or Stock Award, the Grantor may, by written consent in its sole discretion, vest part or all of the Recipient’s unvested Award Items that would otherwise be forfeited, and distribute such vested PSU or Stock Award to the Recipient no later than 2 1/2 months following the end of the Company’s fiscal year in which the Recipient’s Termination of Employment occurs.

(c) Purchase Price. Each Award Document that covers an Option shall state the Option Price, which shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant. Unless the Award Document provides otherwise, the Option Price shall be 100% of the Fair Market Value of a Share on the Date of Grant, except that the Option Price for an ISO issued to a Ten-Percent Stockholder shall be 110% of the Fair Market Value of a Share on the Date of Grant.

Other than in connection with an event described in Section 11, an Option Price or the exercise price of an SAR may not be reduced without stockholder approval.

(d) Restrictions on Transferability. No Award or portion thereof and no interest in an Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent or distribution. No Stock Award Shares may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent or distribution to the extent such Stock Award Shares are not fully vested. Notwithstanding the foregoing and subject to the prior written approval of the Grantor, a Recipient may irrevocably elect to transfer all or a portion of an Award Item or Stock Award Shares to a Family Member. Once transferred, an Award Item, or portion thereof, or Stock Award Shares (to the extent such Stock Award Shares are not fully vested) may not again be transferred except by will or by the laws of descent and distribution and shall remain subject to the same terms and conditions of the Award Item or Stock Award Shares in effect before the transfer and the Transferee must comply with all other provisions of the Award Item or Stock Award Shares. A Recipient may not receive consideration for such transfer.

A transferred Award Item or Stock Award Shares (to the extent such Stock Award Shares are not fully vested) shall be forfeited, unless the Secretary of the Company receives written notice from the Recipient within thirty (30) days after such transfer, in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Award Item or Stock Award Shares, or portion thereof, has occurred and the notice identifies the Award Item or Stock Award Shares transferred, the identity and address of the Transferee, and the Transferee’s relationship to the Recipient.

(e) Payment of Option Price. An Option, or portion thereof, shall be exercised by written notice to the Secretary of the Company upon such terms and conditions, if any, as the Award Document may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. Unless otherwise provided in an Award Document, the method or methods of payment shall consist of one or a combination of (i) cash, (ii) certified check payable to the order of the Company, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board and/or (iv) reduction in the number of Shares issuable upon such exercise, based, in the case of clause (iv), on the Fair Market Value of the Common Stock on the date of exercise.

(f) Issuance of Certificate Upon Exercise of Option. As soon as practicable following the exercise of and payment for an Option, or portion thereof, and upon satisfaction of the conditions of Section 18, the Company shall issue to the Recipient or the Transferee, as the case may be, a certificate for the number of whole Shares to which the Recipient is entitled under the Award Document. Any fractional Share to which the Recipient would otherwise be entitled (and the amount representing such fractional Share) shall be forfeited.

(g) Payment on Exercise of SARs; Payment on Vesting of PSUs.

(i) A vested SAR, or portion thereof, shall be exercised by written notice to the Secretary of the Company upon such terms and conditions as the Award Document may provide and in accordance with such other procedures for the exercise of SARs as the Committee may establish from time to time.

(ii) As soon as practicable following the exercise of a vested SAR, or portion thereof, the Value of the SAR, or portion thereof, shall be paid to the Recipient or Transferee, as the case may be, in cash. Such payment shall in no event be made later than two and one-half (2 1/2) months following the end of the Company’s fiscal year that includes the exercise date.

(iii) As soon as practicable upon the vesting of a PSU, or a portion thereof, the Value of the PSU, or portion thereof, shall be paid to the Recipient or Transferee, as the case may be, in cash. Such payment shall in no event be made later than two and one-half (2 1/2) months following the end of the Company’s fiscal year that includes the vesting date.

(h) Periods of Exercise of Options and SARs. An Option or SAR shall be exercisable in whole or in part immediately upon becoming vested. In the event that the Recipient ceases to be an Employee, any vested Option or vested SAR issued to such Recipient shall remain exercisable for a period of 90 days following the date the Recipient ceases to be an Employee except as follows:

(i) If the Recipient ceases to be an Employee as a result of his or her Retirement, Disability or termination by the Company without Cause, the Recipient or Transferee, as the case may be, shall have the right to exercise such vested Options or vested SARs for a period of one year following the Recipient’s ceasing to be an Employee; provided, however, that in the case of a Recipient who is terminated by the Company other than for Cause, the Grantor may, by written consent in its sole discretion, permit some or all of such vested Options or vested SARs to remain exercisable as if the Recipient had remained an Employee;

(ii) If the Recipient ceases to be an Employee as a result of his or her death, any vested Option or vested SAR shall be exercisable for a period of one year from the date of death;

(iii) If the Recipient ceases to be an Employee as a result of his or her termination by the Company for Cause, all Options and SARs, shall immediately expire and the Recipient or Transferee, as the case maybe, shall be deemed to have forfeited automatically all Shares otherwise deliverable pursuant to a previously exercised Option but for which the Company has not yet delivered the Share certificates, upon refund by the Company of the Option Price.

(iv) In no event may an Option or SAR expire more than ten years from the Date of Grant.

For purposes of this Section 9(h), a Recipient ceases to be an Employee on the date of his or her Termination of Employment.

(i) Date of Exercise. The date of exercise of an Option or SAR, or portion thereof shall be the date on which written notice of exercise, addressed to the Company at its main office to the attention of its Secretary, is received, via hand delivery, facsimile (during normal business hours), overnight courier or first class mail, postage prepaid, together with payment in full of the purchase price (plus any amounts for taxes, pursuant to Section 18) in accordance with the terms of the Plan and the Award Document. The Company shall not be obligated to deliver any certificates for Shares pursuant to the exercise of Options until the Recipient or Transferee, as the case may be, shall have made payment in full of the Option Price and taxes for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must specify the Option, SAR or combination thereof, being exercised, and shall satisfy applicable securities law requirements.

(j) Attachment of SARs to Options. The Grantor may provide in the Award Document that an SAR shall be attached to an Option granted under the Plan. Except as may otherwise be set forth in the Award Document, all SARs that are attached to Options shall be subject to the following terms:

(i) such SAR shall expire no later than the Option to which it is attached;

(ii) such SAR shall entitle the Recipient or Transferee, as the case may be, to receive an amount in cash equal to the Value of such SAR;

(iii) such SAR shall be subject to the same restrictions on transferability as the Option to which it is attached;

(iv) such SAR shall be exercisable only when the Option to which it is attached is eligible to be exercised;

(v) such SAR shall be exercisable only when the Fair Market Value of the Shares subject to the attached Option exceeds the Option Price of such Option; and

(vi) such SAR shall expire upon the exercise of the Option to which it is attached.

Except as may otherwise be set forth in the Award Document, upon exercise of an SAR that is attached to an Option, the Shares subject to the Option to which the SAR is attached shall be reduced by the Shares for which the SAR was so exercised.

(k) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the Option Price and/or tax withholding obligation under any other employee stock option.

(l) Special Rules for Vesting of PSUs and Stock Awards. A PSU shall be payable upon becoming vested. In the event the Recipient ceases to be an Employee, the following rules apply:

(i) If the Recipient ceases to be an Employee as a result of his or her Retirement, Disability, death or termination by the Company without Cause, the Recipient or Transferee, as the case may be, unvested PSUs or Stock Awards as of the

Termination of Employment that would have become vested had the Recipient remained an employee during the one-year period beginning on the date of Termination of Employment shall be fully vested and payable in accordance with Section 9(m), or Section 9(n), as applicable.

(ii) If the Recipient ceases to be an Employee as a result of his or her termination by the Company for Cause, all PSUs or Stock Awards otherwise payable pursuant to a previously vested PSU or Stock Award but which have not yet been paid shall be forfeited.

(iii) In no event may a PSU or Stock Award vest more than ten years from the Date of Grant.

(m) Payment of PSUs. The Value of a PSU shall be paid to the Recipient as soon as practicable following the vesting date, but in no event later than two and one-half (2 1/2) months following the end of the Company’s fiscal year that includes the vesting date.

(n) Payment of Stock Awards. Stock Award Shares shall be transferred to the Recipient as soon as practicable following the Award date or the termination of the vesting or other restrictions set forth in the Plan and the Award Document and the satisfaction of any and all other conditions of the Award Documents applicable to such Stock Award Shares (the “Restriction End Date”) but in no event later than two and one-half (2 1/2) months following the end of the Company’s fiscal year that includes the later of the Award date or the Restriction End Date, as the case may be.

(o) Custody. Each certificate for Shares issued in respect of a Stock Award shall be held in custody by the Company for the Recipient’s account until the expiration or termination of the vesting or other restrictions set forth in the Plan and the Award Document and the satisfaction of any and all other conditions of the Award Documents applicable to such Stock Award Shares.

(p) Other Provisions. The Award Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise or vesting, as applicable, of the Option, PSU or SAR or additional limitations upon the term of the Option, PSU or SAR or acceleration of the exercise date, for achievement of performance goals or otherwise, as the Grantor shall deem advisable.

(q) Amendment of Award Documents. The Grantor shall have the right to amend the Award Documents issued to Recipients. Such amendment and the Award Document as amended shall be consistent with this Section 9 and shall be subject to the Recipient’s consent if such amendment is not favorable to the Recipient. Notwithstanding the foregoing, no such amendment shall constitute a modification of a stock right within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, an extension of a stock right, including the addition of any feature for the deferral of compensation, within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(C), or an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Code section 409A within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(E). Furthermore, any

adjustment as the result of the substitution of a new stock right or the assumption of an outstanding stock right pursuant to a corporate transaction shall satisfy the conditions described in Treas. Reg. Section 1.409A-1(b)(5)(v)(D). Finally, in no event may the Grantor exchange Awards previously granted for Awards of a different type.

10. Limitation on Exercise of Incentive Stock Options. The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which an ISO may first become exercisable by a Recipient in any one calendar year under the Plan and any other plan of the Company shall not exceed $100,000. The limitations imposed by this Section 10 shall apply only to ISOs granted under the Plan, and not to any other Options, PSUs or SARs. In the event an individual receives an Option intended to be an ISO which is subsequently determined to have exceeded the limitation set forth above, or if an individual receives an Option that first becomes exercisable in a calendar year (whether pursuant to the terms of the Award Document, acceleration of exercisability or other change in the terms and conditions of exercise or any other reason) that has an aggregate Fair Market Value (determined as of the Date of Grant) that exceeds the limitations set forth above, the portion of the Option in excess of the limitation shall be treated as a Nonqualified Option.

11. Adjustments on Changes in Capitalization. In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the Committee shall, make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, and subject to outstanding Options, to the Option Prices, and the number of PSUs and SARs subject to outstanding Awards. Any reference to the Option Price in the Plan and Award Documents shall be a reference to the Option Price as so adjusted. Any reference to the term “Shares” in the Plan and Award Documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Section 11. The Committee’s adjustment shall be effective and binding for all purposes of this Plan, provided that no adjustment shall be made which will cause an ISO to lose its status as such, and further provided that no such adjustment shall constitute a modification of a stock right within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, an extension of a stock right, including the addition of any feature for the deferral of compensation within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(C), or an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Code section 409A within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(E). Furthermore, no adjustment as the result of a change in capitalization shall cause the Option Price to be less than the Fair Market Value of such shares (as adjusted to reflect the change in capitalization) on the Date of Grant, and any adjustment as the result of the substitution of a new stock right or the assumption of an outstanding stock right pursuant to a corporate transaction shall satisfy the conditions described in Treas. Reg. Section 1.409A-1(b)(5)(v)(D). If the adjustment provided for in this Section 11 may require the Company to issue fractional shares, the total adjustment with respect to the Plan shall be rounded down to the next whole share, as determined by the Committee.

12. Rights as Stockholder. A Recipient shall not have any right as a stockholder with respect to any Shares subject to an Award until the Recipient is issued Shares pursuant to the Award. Notwithstanding anything in the Plan to the contrary, an Award Document may provide that an Award may include dividend equivalents.

13. Forfeiture Upon Occurrence of Certain Events.

Notwithstanding any other provision of the Plan, no payment of any Award shall be made and all rights of the Recipient (or his designated beneficiary or legal representative or Transferee) to the payment thereof under the Plan shall be forfeited if, prior to the time of such payment, the Recipient (a) without the Company’s consent, shall be employed by a competitor of, or shall be engaged in any activity in competition with, the Company or an Affiliate in violation of any law or written agreement; (b) divulges without the consent of the Company any secret or confidential information belonging to the Company or an Affiliate; or (c) has been dishonest or fraudulent in any matter affecting the Company or an Affiliate. The Company shall give a Recipient written notice of the occurrence of any such event prior to making any such forfeiture.

14. Interpretation. The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the ISOs granted under the Plan shall constitute incentive stock options within the meaning of section 422 of the Code, and that Shares transferred pursuant to the exercise of Nonqualified Options shall constitute property subject to federal income tax pursuant to the provisions of section 83 of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

15. Amendment of the Plan. The Board reserves the right at any time or times to modify, alter or amend, in whole or in part, any or all of the provisions of the Plan to any extent and in any manner that it may deem advisable, and no consent or approval by the stockholders of the Company or by any other person, committee or entity of any kind shall be required to make any modification, alteration or amendment; provided, however, that the Board shall not, without the requisite affirmative approval of the stockholders of the Company, make any modification, alteration or amendment which would violate applicable stock exchange or quotation market rules, the Code or Rule 16b-3. No modification, alteration or amendment of the Plan may, without the consent of the Recipient (beneficiaries in case of his death) to whom any Award Item shall theretofore have been granted under the Plan adversely affect any right of such Recipient under such Award, except in accordance with the provisions of the Plan and/or any Award Document applicable to any such Award Item. Subject to the provisions of this Section 15, any modification, alteration or amendment of any provisions of the Plan may be made retroactively.

The Board reserves the right at any time to suspend or terminate, in whole or in part, any or all of the provisions of the Plan for any reason and without the consent of or approval by the stockholders of the Company, any Recipient or beneficiary or any other person, committee or entity of any kind; provided, however, that no such suspension or termination shall affect any right or obligation with respect to any Award theretofore made except as herein otherwise provided.

16. Continued Employment. The grant of an Award Item pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Recipient in the employ of the Company or an Affiliate, as a member of the Board, as an independent contractor or in any other capacity, whichever the case may be.

17. Securities Law. The Plan and the grant of Award Items shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan and to make any such modifications to Award Documents to comply with Rule 16b-3, and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

18. Withholding of Taxes. The Company shall withhold the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable or that otherwise becomes taxable. Whenever the Company proposes or is required to issue or transfer Shares, the Company shall have the right to (a) require the Recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever action it deems necessary to protect its interests, including the right to deduct the amount required to be withheld from any payment of any kind otherwise due to the Recipient. If and to the extent permitted by the Committee, a Recipient may satisfy applicable withholding requirements by the delivery to the Company of previously held Shares or the withholding of Shares otherwise issuable to the Recipient. The Committee may add such other reasonable requirements and limitations regarding elections pursuant to this Section 18 as it deems appropriate.

19. General.

(a) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

(b) Term of Plan. The Plan shall become effective on the Original Effective Date, and shall expire on the tenth anniversary of the Original Effective Date, unless sooner terminated by the Board. The Board shall submit this Plan to the stockholders of the Company for their approval at the first annual meeting of stockholders held after the adoption of the Plan by the Board. Nothing contained in this Section 19(b), however, shall terminate or affect the continued existence of rights created under Awards issued hereunder and outstanding on the tenth anniversary of the Original Effective Date which by their terms extend beyond such date.

(c) Leave of Absence. The Committee may determine whether any given leave of absence constitutes a termination of employment for purposes of the Plan; provided, however, that (a) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for other purposes approved by the Company if the period of such leave does not exceed 90 days, and (b) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the Employee’s right to re-employment is guaranteed either by statute or contract, shall not be deemed a termination of employment.

(d) Other Plans. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the awarding of stock options otherwise than under the Plan. Unless otherwise provided by the Committee in an Award Document or in a written agreement between the Recipient and the Company or an Affiliate, the amounts deemed paid to a Recipient under the Plan shall not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit plan, program or policy of the Company or any Affiliate.

IN WITNESS WHEREOF, the Company has caused this Plan, as amended and restated effective as of January 1, 2008, to be executed this 19th day of December, 2008.

NOBEL LEARNING COMMUNITIES, INC.

Attest:	G. Lee Bohs	By:	/s/ George H. Bernstein

Dated:	December 19, 2008